UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

TERRASCEND CORP.

Commission File Number: 000-56363

Ontario, Canada	N/A
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

3610 Mavis Road
Mississauga, Ontario	L5C 1W2
(Address of principal executive offices)	(Zip Code)

(855) 837-7295

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, TerrAscend Corp. (the “Company”) appointed Kara DioGuardi to the Company’s board of directors (the “Board”), effective immediately (the “Effective Date”).

Ms. DioGuardi will participate in the Company’s standard non-employee director compensation program as described in the Company’s Form 10 filed with the SEC on January 20, 2022.

There are no arrangements or understandings between Ms. DioGuardi and any other person pursuant to which she was appointed director of the Company. There are also no transactions involving Ms. DioGuardi requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 3, 2022 the Company issued a press release announcing the appointment of Ms. DioGuardi as a director on the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by TerrAscend Corp. on March 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2022	TerrAscend Corp.

		By:	/s/ Keith Stauffer
Keith Stauffer
Chief Financial Officer